UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2009

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32353	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure

On May 30, 2009, ZIOPHARM Oncology, Inc. (the “Company”) issued a press release announcing that it presented positive data from both a Phase Ib clinical trial and preclinical dosing studies of orally administered indibulin (ZybulinTM or ZIO-301), the Company’s novel tubulin binding agent, as part of the 45th Annual American Society of Clinical Oncology (ASCO) meeting held in Orlando, FL, May 29th to June 2nd (the “ASCO Meeting”).

On May 31, 2009, the Company issued a press release announcing that it presented final data from a Phase I study of palifosfamide (ZymafosTM or ZIO-201) in combination with doxorubicin at the ASCO Meeting.

Copies of the above referenced press releases are furnished as Exhibit 99.1 and 99.2 to this Current Report of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On June 1, 2009, the Company issued a press release announcing that it presented positive data from both Phase II intravenous (IV) and Phase I oral studies of darinaparsin (ZinaparTM or ZIO-101), the novel organic arsenic molecule, at the ASCO Meeting.

A copy of the above referenced press release is filed as Exhibit 99.3 to this Current Report of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated May 30, 2009
99.2	Press Release of the Company dated May 31, 2009
99.3	Press Release of the Company dated June 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Richard Bagley
Date: June 1, 2009		Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Company dated May 30, 2009
99.2	Press Release of the Company dated May 31, 2009
99.3	Press Release of the Company dated June 1, 2009